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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    Form 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934



     Date of Report  (Date of earliest event reported) -- April 19, 1996


                                 MAPCO INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Delaware                        1-5254                        73-0705739
- ------------------              -----------------           -------------------
 (State or other                   (Commission                (I.R.S. Employer
 jurisdiction of                   File Number)             Identification No.)
 incorporation)


                      1800 South Baltimore Avenue
                             Tulsa, Oklahoma                           74119
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                 (Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code           (918) 581-1800
                                                    ----------------------------


                                 Not Applicable
- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

         On April 19, 1996, MAPCO Inc. issued the following press release:

         MAPCO Inc. MOTION FOR NEW TRIAL DENIED IN TEXAS

Tulsa, Oklahoma, April 19, 1996: A Harris County, Texas, state trial court yesterday denied a Motion for New Trial filed on behalf of defendants MAPCO Inc., Seminole Pipeline Company and Mid-America Pipeline Company in the Dallmeyer case. The trial in the case, which grew out of an explosion of natural gas product that escaped from an underground cavern near Brenham, Texas, on April 7, 1992, was concluded in February of 1996 in state court in Houston, Texas.

The trial resulted in a jury verdict for approximately $143.5 million including punitive damages for 20 plaintiffs which were later reduced to approximately $72 million by Judge James Clawson, who denied the Motion for New Trial yesterday.

MAPCO and the other defendants plan to appeal, based on their contention that the verdict, even as reduced, was excessive and not supported by the evidence. In addition, the defendants assert that the statutory cap on punitive damages was not applied properly and that other errors occurred during the trial.

A separate but similar case arising out of the Brenham explosion is scheduled for a jury trial in the state district court in Maverick County, Eagle Pass, Texas, on May 6, 1996. Twenty-four plaintiffs were severed by the court for trial out of a group of over 1,400 plaintiffs. Also by order of the court, other trials may be scheduled for the remaining plaintiffs. Defendants in these cases are MAPCO Inc., Seminole Pipeline Company, Mid-America Pipeline Company, MAPCO NATURAL GAS LIQUIDS Inc. and MAPCO Pipeline Investments Inc. MAPCO NATURAL GAS LIQUIDS Inc., a wholly-owned subsidiary of MAPCO Inc., owns all of the outstanding stock of Mid-America Pipeline Company and 80 percent of the outstanding stock of Seminole Pipeline Company. Defendant MAPCO Pipeline Investments Inc. was merged into MAPCO NATURAL GAS LIQUIDS Inc. In 1992.

MAPCO Inc. is a diverse energy company whose principal businesses are conducted by three operating segments: MAPCO NATURAL GAS LIQUIDS operates natural gas liquids and ammonia pipelines, fractionation and storage facilities and produces and markets natural gas liquids and fertilizers; MAPCO PETROLEUM operates refineries and retail marketing networks through the Mid-South and Alaska Systems; and MAPCO COAL produces and markets bituminous steam and metallurgical coal.

MAPCO press releases are also available through the Internet:
http//www.mapcoinc.com

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                                     # # #

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                 None.





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                                   SIGNATURES



                 Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                   MAPCO INC.



                                           By:       /s/ James N. Cundiff
                                                   ---------------------------
                                           Name:   James N. Cundiff
                                           Title:  Assistant General Counsel
                                                   and Assistant Secretary




Date:  April 24, 1996





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